Exhibit 99.2

IDENTIV ANNOUNCES RECEIPT OF NASDAQ STAFF

DETERMINATION LETTER; INTENDS TO REQUEST HEARING

FREMONT, Calif., November 19, 2015 — Identiv, Inc. (NASDAQ: INVE) today announced that, on November 17, 2015, the Company received a letter from the NASDAQ Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that since it had not filed its Form 10-Q for the quarter ended September 30, 2015, and because it remains delinquent in filing the Company’s Form 10-Q for the quarter ended June 30, 2015 and the Form 10-Q for the quarter ended March 31, 2015, the Staff has determined that the Company is non-compliant with the Nasdaq Listing Rule 5250(c)(1). As a result of the foregoing, the Company’s common stock is subject to delisting unless the Company requests a hearing before the Nasdaq Hearings Panel (the “Panel”) by November 24, 2015. The Company intends to timely request a hearing before the Panel at which it will present its plan to regain and thereafter maintain compliance with all applicable listing requirements.

In connection with its request for a hearing, the Company also intends to request a stay of the suspension of trading and delisting of the Company’s common stock while the appeals process is pending. The Panel will notify the Company of its decision to allow the Company’s common stock to continue to trade on The NASDAQ Capital Market pending the Panel’s decision within 22 calendar days from the date of the Staff’s letter.

There can be no assurance that the Panel will grant the Company’s request for continued listing or stay the delisting of its common stock.

About Identiv

Identiv is a global security technology company that establishes identity in the connected world, including premises, information, and everyday items. CIOs, CSOs, and product departments rely upon Identiv’s trusted identity solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, trusted authentication, mobility, and cloud services. For more information, visit identiv.com.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Company’s expectations relating to the filing of the Form 10-Qs for the periods ended March 31, 2015, June 30, 2015, and September 30, 2015; the Company’s intent to appeal the delisting determination; the Company’s plan to request a stay; and the Company’s ability to regain and maintain compliance with all applicable listing requirements are forward-looking statements. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, any determination by Nasdaq with respect to the Company’s plan of compliance, the ability of the Company to file any late periodic reports, and factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com